Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K







               Consent of Ernst & Young LLP, Independent Auditors


     We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated October 11, 2002, included in the Post-Effective Amendment Number 29 to the Registration Statement (Form N-1A No. 2-98491) of the Federated Adjustable Rate Securities Fund (formerly Federated ARMs Fund).

                                                ERNST & YOUNG LLP

Boston, Massachusetts
October 22, 2002